Exhibit 99.1

AFFINITY GOLD CORP.
13570 Grove Dr., #310
Maple Gove, MN 55311

Symbol: AFYG - OTC Pink

November 13, 2013

NEWS RELEASE
AFFINITY GOLD CORP. ANNOUNCES APPOINTMENT OF NEW BOARD MEMBER AND CORPORATE SECRETARY

Maple Grove, Minnesota - November 13, 2013 - Affinity Gold Corp. (OTC Pink: AFYG.pk) ("Affinity" or the "Company") is pleased to announce that Craig Laughlin has been appointed as a member of the Company's Board of Directors and as non-executive Corporate Secretary of the Company.

Mr. Craig Laughlin is the founder and President of SRC Funding, Inc., a private company owned by Mr. Laughlin through which he has provided business consulting services and engaged in private investment activity since 1991. During the past 22 years, Mr. Laughlin has served as an officer and director of numerous public companies through which he has structured reverse mergers and funding transactions for micro-cap private companies. Mr. Laughlin currently serves as the Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer of HPC Acquisitions, Inc., a reporting issuer posted for trading on the OTCQB that is seeking an acquisition; and as the Chief Executive Officer, President and Chief Financial Officer of Renewable Energy Acquisition Corp., a reporting issuer seeking an acquisition in the renewable energy space. In recent years, Mr. Laughlin has filled director and officer positions with similar reporting issuers such as Simplagene USA Inc. (for which he managed a self-underwritten IPO), and Dotronix, Inc. (a consulting assignment which involved spinning off a legacy business and preparing the company to acquire an existing private business).

"Mr. Laughlin brings with him a broad and deep understanding of the public company regulatory environment from his many years experience working in various executive and director capacities and being responsible for bringing companies current with their reporting obligations. Mr. Laughlin has an amazing work ethic and extremely high level of integrity towards delivering and maintaining transparency with the shareholders and markets for companies he's involved with. Considering Affinity's objective of becoming current in our reporting and maintaining transparency, I'm very pleased to have Mr. Laughlin join the team at this stage as Affinity moves forward with its opportunities in Peru and intentions to provide and maintain current information" stated Corey Sandberg, President & CEO.

About Affinity Gold Corp.:

Affinity Gold Corp. is a mineral exploration and development company engaged in the acquisition and development of near-term precious mineral production properties within Peru. Affinity Gold Corp.'s primary focus is on developing assets that have demonstrated historical production, contain documented and reliable data and can reasonably begin producing within 12-18 months at a cost of less than $900 per gold equivalent ounce.

www.affinitygold.com
CONTACT:
AFFINITY GOLD CORP.
Corey J. Sandberg
763-424-4754
csandberg@affinitygold.com

For further information please refer to the Company's filings with the SEC on EDGAR available at www.sec.gov

FORWARD-LOOKING STATEMENTS
This news release may include "forward-looking statements" regarding Affinity Gold Corp., and its subsidiaries, business and project plans. Such forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Affinity Gold Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Affinity Gold Corp. does not undertake any obligation to update any forward-looking statement, except as required under applicable law.